Exhibit 23.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registration statement on Form SB2 of Reshoot & Edit, of our report dated September 7, 2006 on our audit of the financial statements of Reshoot & Edit as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    September 7, 2006





             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702)253-7511 Fax (702)253-7501


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